                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is executed and delivered as of June 1 , 1998, by and between SanTi Group, Inc., (formerly known as Mircolytics, Inc., and it is contemplated that the name will be changed to EarthCare USA, Inc.) a Delaware corporation ("Company"), and Terry Patrick, an individual ("Employee").


                                    RECITALS

         The Company is a comprehensive, national service company catering to the non-hazardous liquid waste customer. SantTi's services include grease trap pumping, septic (including pumping, installation and maintenance), portable toilets, biosolids management, bulk liquid waste services and liquid waste processing and disposal services. The Employee is an executive with extensive experience in the waste industry. The Company desires to hire Employee as President and Chief Operations Officer and the Employee desires to accept the position offered.
         The position of the Employee with the Company will give the Employee access to and familiarity with confidential information and business methods used in the operation of the Business. During the course of Employee's employment, Employee will become familiar with and aware of information as to the specific manner of doing business and the customers of the Company and the Company's future plans. Employee has and will have knowledge of trade secrets of the Company which are valuable assets of the Company.
         Employee recognizes that the business of the Company is dependent upon a number of trade secrets and confidential business information, including customer lists, customer data and operational information. The protection of these trade secrets is of critical importance to the

Company. The Company will sustain great loss and damage if, for whatever reason, during the term of this Agreement or Employee's employment with Company and for a period following the termination of this Agreement or Employee's employment, Employee should violate the provisions of Paragraph 3 of this Agreement. Further, Employee acknowledges that any such violation would cause irreparable harm to Company and that company would be entitled, without limitation, to injunctive relief to remedy such violation.

         NOW, THEREFORE, in consideration of Ten Dollars ($10), and the mutual promises, terms and conditions set forth herein and the performance of each, the parties hereby agree as follows:

         1.  Services

         (a) Company hereby employs Employee as its President and Chief Operations Officer. Additional or different duties, titles or positions may be assigned to Employee or may be taken from Employee from time to time by the Board of Directors of the Company; provided, that the Employee consents to such changes.

         (b) Employee hereby accepts employment upon the terms and conditions contained in this Agreement. Employee shall faithfully adhere to , execute and fulfill all directions and policies established by the Company, to the extent such instructions do not violate applicable laws.

         (c) Employee may, during the term of his employment hereunder, without the prior written consent of Company, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage, if such activity does not interfere with Employee's duties and responsibilities under this Agreement. Employee may make personal investments in such form or manner as will neither require any material amount of his services in the operation or affairs of the enterprises in which such investments are made nor violate the terms of Paragraph 3.

2.       Compensation

         (a) For all services to be rendered by Employee to Company, Company shall pay Employee an annual salary at the rate of One Hundred Fifty Thousand Dollars ($150,000) per year, payable monthly, in advance; provided, however, that payment of Employee's salary shall commence January 1, 1999. The Company, at its discretion, may from time to time grant bonuses and raises to the Employee; provided, however, that Employee's annual bonus shall be not less than 50% ("Minimum Bonus").

         (b) Employee has been granted stock options ("Options") exercisable for shares of the Company's common stock as reflected on Schedule A, attached hereto. In addition, the Employee may be granted additional Options in the future in accordance with any plans to issue options adopted by the Company. One fourth of the Options shall vest on each anniversary date of this Agreement. Notwithstanding the prior sentence the Options shall all vest immediately, if the Company's Board of Directors accepts a binding agreement of merger, consolidation or other business combination with any other publicly traded company or any private company in which the Company is not the surviving entity. In addition, all Options shall vest immediately on the death of Employee and will be paid to Employee's estate or designated beneficiary.

         (c) To the extent that Company, from time to time in its sole discretion, offers or provides any of the following to its employees, then Employee, on an equal basis with such other employees, shall be entitled to: (i) participation in all, if any, life, health, medical, hospital, accident and disability insurance programs of Company in existence for the benefit of its employees and for which Employee qualifies; (ii) participation in all, if any, pension, retirement, profit sharing or stock purchase plans for which Employee qualifies, and (iii) participation in any other employee benefits which Company accords to its employees.

         (d) During the term of Employee's employment with Company, Employee shall be entitled to reimbursement for reasonable business expenses incurred on behalf of Company.

         3.  Noncompetition Covenants.

         (a) Employee agrees that the noncompetition covenants contained in this Paragraph 3 are a material and substantial part of this Agreement.

         (b) Employee covenants that during Employee's employment with Company and for one year following the termination of Employee's employment (regardless of the reason for the termination) the Employee shall not, directly or indirectly, without the prior express written consent of Company, do any of the things set forth in item (i) below. Employee covenants that during Employee's employment with Company and for two years following the termination of Employee's employment (regardless of the reason for the termination) the Employee shall not, directly, or indirectly, without the prior express written consent of Company, do any of the things set forth in items (ii) through (vi) below.
         (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, agent, or in a managerial capacity, whether as an employee, independent contractor, consultant, or advisor, or as a sales representative, in the liquid waste disposal industry, within seventy-five (75) miles of any Company business operation at the date of Employee's termination (the "Territory");

         (ii) call upon any person who is, at that time, within the Territory, an employee of Company or its affiliates in a managerial capacity, for the purpose or with the intent of enticing such employee away from or out of the employ of Company or its affiliates;

         (iii) call upon any person or entity, which is, at that time, or which has been, within one year prior to that time, a customer of the company or its affiliates within the Territory, for the purpose of soliciting or selling any of the services which are the services offered by the Company within the Territory;

         (iv) call upon any prospective acquisition candidate located within the Territory, on his own behalf or on behalf of any competitor of Company or its affiliates, which candidate was known to Employee as an acquisition candidate of the Company's or Company's affiliates;

         (v) disclose the identity of the customers of Company or its affiliates, whether in existence or proposed , to any person, firm, partnership, corporation or other entity whatsoever, for any reason or purpose whatsoever, except to do so by a governmental agency, Court Order or subpoena; or

         (vi) promote, or assist, financially or otherwise, any person, firm, partnership, corporation or other entity whatsoever to do any of the above. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than two percent of the capital stock of a competing business, the stock of which is traded on a national securities exchange or over-the-counter.

         For the purposes of this Agreement, the term "affiliates" shall mean one or more of: (a) each subsidiary of Company, and (b) each other entity under the direct or indirect control of the Company.

         (c) The Company will sustain significant losses and damages as a result of the breach by Employee of the covenants in this Paragraph 3. There is no adequate monetary remedy for the immediate and irreparable damage that would be caused to Company by Employee's breach of its non-competition covenants. Employee agrees that, in the event of a breach by him of the foregoing covenants, such covenants may be enforced by Company by, without limitation, injunctions and restraining orders.

         (d) It is agreed by the parties that the covenants in this Paragraph 3 impose a reasonable restraint on Employee in light of the activities and business of Company on the date of the execution of this Agreement and future plans of Company.

         (e) The covenants in this Paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         (f) The covenants in this Paragraph 3 shall be construed as independent of any other provision of this Agreement and the existence of any claim or cause of action of Employee against Company whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by Company of such covenants. It is specifically agreed that the duration of the noncompetition covenants stated above shall be computed by excluding from such computation all time during which Employee is in violation of any provision of this Paragraph 3 and all time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgement) brought by any person, whether or not a party to this Agreement, in which action Company seeks to enforce the agreements and covenants of Employee or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement. Provided that, no such exclusion shall include the period of time within which Employee has ceased violating this paragraph, whether or not as a result of being in compliance with Court injunction or doing so voluntarily, and whether or not any action is pending against Employee.

         4. Return of Company Property. All correspondence, reports, charts, products, records, designs, patents, plans, manuals, "field guides," memoranda, advertising materials, lists and other data or property collected by or delivered to Employee by or on behalf of the Company or its representatives, customers and government entities (including, without limitation, customers obtained for Company by Employee), and all other materials compiled by Employee which pertain to the business of Company shall be and shall remain the property of Company, shall be subject at all times to the Company's discretion and control and shall be delivered promptly to Company upon request at any time and without request upon completion or other termination of Employee's employment hereunder.

         5. Inventions. Employee shall disclose promptly to Company any and all conceptions and ideas for invention, improvements, and valuable discoveries, whether patentable or not, which are conceived or made by Employee solely or jointly with another during the period of employment or within one year thereafter and which are related to the business or activities of the Company. Employee hereby assigns and agrees to assign all his interests therein to Company or its nominee. Whenever requested to do so by Company, Employee shall execute any and all applications, assignments or other instruments that Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect Company's interest therein. These obligations shall continue beyond the termination of employment with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by Employee during the period of employment or within one year thereafter, and shall be binding upon Employee's heirs, assigns, executors, administrators and other legal representatives.

         6. Term; Termination; Rights of Termination. The term of this Agreement shall begin on the date of this Agreement and continue for a term of 5 years and shall be automatically renewed at the end of each 12 month period for an additional one year. Employee's employment under this Agreement may be terminated during the term hereof in any one or more of the following ways:

         (a)      Automatically upon the resignation of Employee.

         (b)      By Company upon written notice to Employee in the event of:

                  (i) Employee's material breach of this Agreement or unsatisfactory performance of his duties or other obligations hereunder, as determined in good faith by the Board of Directors of the Company; provided, however, that the Board of Directors of the Company shall give Employee written notice specifically identifying any such material breach or unsatisfactory performance and Employee shall have the right to cure any such breach or unsatisfactory performance during the sixty day period following receipt of such written notice;

                  (ii) The Company's merger, consolidation, or other business combination with another publicly traded entity or with a private entity where the Company is not the surviving entity or the Company's sale of substantially all its assets;
                  (iii) Employee's inability to perform his duties under this Agreement because of illness or physical or mental disability or other incapacity which continues for a period of 90 days; or

                  (iv) Employee's conviction for fraud with respect to the business or affairs of Company or if Employee if convicted of a felony with respect to the business or affairs of Company. If this Agreement is terminated by the Company, the Employee shall be provided with a written notice of termination which shall state the reason for Employee's termination.

         (c) Upon termination of Employee's employment under this Paragraph 6 (save and except only under Paragraph 6(b)(ii)), Employee shall be entitled to receive all compensation to the date of such termination and, upon termination pursuant to Paragraph 6(b)(ii), shall immediately be paid in full, an amount equal to the remaining salary and Minimum Bonus paid for each of the remaining years (or portions thereof) under the full term hereof. In the event of termination by the death of Employee, Employee's estate shall be paid Employee's salary for 90 days after the date of death. In addition, upon termination by death or under Paragraph 6(b)(ii) all Options granted Employee shall immediately vest in full and Company shall continue Employee's insurance benefits for two years following termination.

         (d) In the event of termination of Employee's employment under this Agreement under Paragraphs 6(a) or 6(b) (save and except only under Paragraph 6(b)(ii)), all rights and obligations of Company to Employee under this Agreement shall cease immediately, except that Employee's obligations under Paragraph 3, 4, 5, and 8 hereof shall survive such termination.

         7. Authority. Employee may take orders from customers of the Company in accordance with the standard Company form of agreement and all Company policies and procedures from time to time in effect and at all times subject to acceptance by Company. Employee does not have any power or authority to contract for, bind or commit Company in any manner, unless given express permission in advance, without limiting the generality of the foregoing statement, but as illustrative of its intent, Employee shall not have or exercise or purport to have any powers or rights to make, explain, amplify or modify any warranties as may be contained in said standard Company form of agreement.

         8. Representations of Employee and Employer. Employee represents and warrants to Company that he is not subject to any restriction or noncompetition covenant in favor of a former employer or any other person or entity, and that the execution of this Agreement by Employee and his provision of services to Company and the performance of his obligations hereunder will not violate or be a breach of any agreement with a former employer or any other person or entity. Further, Employee agrees to indemnify Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against Company based upon or arising out of any noncompetition agreement or invention and secrecy agreement between Employee and such third party.

         9. Complete Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between Company and Employee, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind. This Agreement may be modified, altered or otherwise amended only by a written instrument executed by both Company and Employee.

         10. No Waiver; Remedies Cumulative. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         11. Assignment; Binding Effect Employee understands that he has been selected by Company on the basis of his personal qualifications, experience and skills. This Agreement is not assignable. This Agreement shall be binding upon and inure to the benefit of the parties hereto and Company's successors.

         12. Notice. All notices or other communications required or permitted hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

         To Company:         Chairman of the Board
                             address
                             city, state, zip code

            with a copy to:  Robert C. Gist, Esq.
                             12809 Plum Hollow Drive
                             Oklahoma City, OK 73142

         To Employee:        Terry Patrick
                             2404 Willow Bend Drive
                             Plano, TX 75093

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier.

Either party may change the address for notice by notifying the other party of such change in accordance with this Paragraph 12.

         13. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portion of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposed only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

         14. Governing Law. This Agreement shall in all respects be constructed in accordance with the laws of Texas.


                               Santi, Group, Inc.

                               By:  /s/ Terry Patrick
                                   -------------------------------------

                               /s/ Terry Patrick
                               -----------------------------------------
                               Terry Patrick

                                   SCHEDULE A

                            TO EMPLOYMENT AGREEMENT
                                (TERRY PATRICK)

                          Options granted to Employee

         Number of Shares                             Exercise Price
         ----------------                             --------------

             175,000                                      $ 6.00
             150,000                                      $15.00
             200,000                                      $25.00

                           SCHEDULE TO EXHIBIT 10.16


     The Company entered into Employment Agreements substantially similar to
Exhibit 10.16 except as follows:

     (1) Donald F. Morehead, Jr. as Chief Executive Officer and Chairman of the Board.

     (2)  Kenneth Peak as Vice President and Chief Financial Officer
          Two year term.
          $100,000 annual base salary
          Minimum bonus - 25% of annual base salary